As filed with the Securities and Exchange Commission on  June 9, 2015

Registration No. 333-203276

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment # 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

1pm Industries, Inc.
(Exact name of registrant as specified in its charter)

Colorado	2040	47-3278534
(State or other jurisdiction	(Primary Standard Industrial	(IRS Employer Id. No.)
of incorporation or organization)	Classification Code Number)

312 S. Beverly Drive # 3401 Beverly Hills, California 90212
(Address of principal executive offices) (zip code)

(424) 253-9991
(Registrant’s telephone number, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee (3)
Common Stock , par value $.0001	10,000,000	$1.00	$10,000,000	$1,162.00
Total Registration Fee				$1,162.00

(1)

Pursuant to Rule 416(b) under the Securities Act of 1933, there is also being registered hereby such indeterminate number of additional shares of common stock of 1PM Industries, Inc. as may be issued or issuable because of stock splits or stock dividends.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act, the offering price was determined arbitrarily by the Company and was not based upon the Company’s net worth, total asset value, or any other objective measure of value based on accounting measurements.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS, Dated ____________, 2015

1PM INDUSTRIES, INC.

10,000,000 Shares of Common Stock

$1.00 per share

We are offering for sale a maximum of 10,000,000 shares of our Common Stock in a self-underwritten offering directly to the public at a price of $1.00 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $1.00 per share. If all 10,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. We intend for our Common Stock to be sold by our Officer and Director, Joseph Wade. Such person will not be paid any commissions for such sales. Our securities are not listed on any national securities exchange. The Company’s common stock is listed on the OTC Pink under the ticker “OPMZ” but that the display of quotes has been discontinued. The offering price is not based upon our net worth, total asset value, or any other objective measure of value based on accounting measurements.

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Please refer to discussions under “Prospectus Summary” on page 1 and “Risk Factors” on page 5 of how and when we may lose emerging growth company status and the various exemptions that are available to us.

We will pay all expenses incurred in this offering.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is ____________, 2015

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You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus filed with the Securities and Exchange Commission. The selling stockholders are offering to sell, and seeking offers to buy, our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

Until 90 days after the date of this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. These forward-looking statements are based on current information and expectation, and we assume no obligation to update any such forward-looking statements.

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Item 3: Summary Information and Risk Factors.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “1PM” “we,” “us,” and “our” refer and relate to 1PM Industries, Inc.

Our Company

Registrant Overview

General Information

Our business address is 312 S. Beverly Drive #3401, Beverly Hills, California 90292. 1PM Industries (“1PM”, “we”, “us”, “our”, the "Company" or the "Registrant") was originally incorporated in the State of Colorado on March 26, 1990 under the name of Southshore Corporation and changed our name to Torrent Energy Corp. on July 15, 2004 and changed our name to 1PM Industries on February 19, 2015. On June 5, 2014, the Company executed a merger with Embarr Farms, Inc. On June 5, 2014, the Company entered into an Agreement whereby the Company acquired 100% of Embarr Farms, Inc. Embarr Farms was the surviving Company and became a wholly owned subsidiary of the Company and changed the name of the Company to 1PM Industries. At the time of the merger, the Company had no operations, assets or liabilities. The Company selected February 28 as its fiscal year end.

Reverse Merger

On June 5, 2014, the Company executed a reverse merger with Embarr Farms, Inc.On June 5, 2014, the Company entered into an Agreement whereby the Company acquired 100% of Embarr Farms, Inc, from Wade Billington Partners (also referred to as WB Partners) in exchange for 50,662 shares of Common Stock and 3,373,700 shares of Series F Super Voting Preferred Stock of the Company .  Immediately prior to the reverse merger, WB Partners was the sole shareholder of Embarr Farms and David Cutler was the majority shareholder of 1PM Industries. Additionally, 1PM Industries (f/k/a Torrent Energy) had 41,733 common shares outstanding and 1,626,300 shares of Series F Super Voting Preferred shares outstanding and David Cutler and Mari Christie were the officers and directors   of 1PM Industries. As part of the merger between 1PM Industries and Embarr Farms, 50,662 shares of Common Stock and 3,373,700 shares of Series F Super Voting Preferred Stock of were issued as consideration to WB Partners for the shares that WB Partners owned in Embarr Farms.  As part of the reverse merger, WB Partners purchased majority control from David Cutler (who was the majority owner immediately prior to the reverse merger) and were issued 30,662 shares of common stock at the closing of the merger with the remaining 20,000 shares of common stock issued in February 2015.

The Series F Super Voting Preferred has voting rights equal to 100 votes per share and may be converted in common stock at any time at a rate equal to 100 common shares for each 1 share of Series F Super Voting Preferred.  WB Partners purchased the 1,626,300 shares of Series F Super Voting Preferred Stock that were outstanding from David Cutler for $25,000. As part of this share purchase, Mr. Culter and Ms. Christie resigned and Mr. Wade become our CEO and Mr. Billington became our COO.  The merger between the Company and Embarr Farms was finalized and closed contemporaneously with the share purchase. Embarr Farms was incorporated in the State of Nevada on April 8, 2014.Embarr Farms was the surviving Company and became a wholly owned subsidiary of the Company.The Company had no operations, assets or liabilities prior to the reverse merger.The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented. In exchange for 100% ownership of Embarr Farms the Company issued 50,662 shares of Common Stock and 3,373,700 shares of Series F Super Voting Preferred Stock of the Company.Prior to the reverse merger, Embarr Farms, Inc. was owned by WB Partners. After the reverse merger, WB Partners owned 61% of the outstanding common stock (or 50,662,175 shares of Common Stock dividend by 92,394,722 shares of Common Stock outstanding and issued) and 100% of the Series F Super Voting Preferred Stock. This is calculated as follows:

Series F Super Voting Preferred Stock Outstanding:	5,000,000
Votes per shares & Common issued upon Conversion:	100
Total number of votes and Common Stock:	500,000,000
Common Stock outstanding:	92,395
Total votes and fully diluted common stock:	500,092,395
WB Partners voting power and fully diluted ownership:	99% (500,000,000 + 50,662 = 500,050,662 ÷ 500,092,395= 99%)

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On February 17, 2015, the Company reversed the outstanding common stock by a ratio of 1,000 to 1. On February 28, 2015, Company’s shareholders converted 1,000,000 shares of its Series F Preferred Stock into 100,000,000 shares of Common Stock. After the issuance, the Company has 100,092,395 Common shares outstanding and 4,000,000 shares of Series F Super Voting Preferred shares outstanding.

Embarr Farms was incorporated in the State of Nevada on April 8, 2014. Embarr Farms was the surviving Company and became a wholly owned subsidiary of the Company. The Company had no operations, assets or liabilities prior to the reverse merger.

This is the current corporate organization:

Our securities are not listed on any national securities exchange. The Company’s common stock is listed on the OTC Pink under the ticker “OPMZ” but that the display of quotes has been discontinued.

Business of Registrant

1PM Industries is a Colorado corporation. The Company’s business focus is on direct marketing and infomercials of consumer related products. The Company will initially focus on two areas: (1) health and wellness products that will be branded and marketed under the Company’s own brand “NewGenica” and (2) products that the company enters into exclusive on-line distributor agreements with other companies.

NewGenica Brand: In March 2015, the Company began selling health and wellness products under the “NewGenica” brand. These products are on sold the Company’s website www.newgenica.com. The Company currently is selling 4 products under this brand which are: AquaTrim, DreamTrim, Eat & Trim and D-Tox 15. The Company is currently working on the development of infomercials to market its NewGenica branded products. Additionally, the Company is working on expanding the NewGenica product line to include a total of 15 products. The Company purchases the products from a 3rd party manufacturer who private labels health and wellness products.

Distributor: The Company entered into an agreement with Nate’s Food Co. to be the exclusive online distributor of products under the brand Nate’s Homemade. The products are currently available under the Company’s website www.nateshomemadestore.com. The Company is currently working on the development of infomercials to market products sold on the www.nateshomemadestore.com website.

The Company is a developmental stage company. Additionally, the Company's management and its auditors have expressed substantial doubt about our ability to continue as a going concern. The Company needs to raise additional capital to continue operations. The Company has not generated any revenue to date and has incurred net losses of ($29,639) since inception. The Company’s current monthly cash burn rate is approximately $5,000 per month which is related to the Company’s development of its products. The Company’s monthly burn rate will increase as it expands based on the financing requirements listed below; however, th Company expects to have generating positive cash flow once it begins airing its infomercials. The Company has insufficient capital to continue operations for the next 12 months and its current cash position requires that the Company borrow money from our CEO to continue to pay our on-going monthly burn rate. The Company’s officers, directors and principal shareholders have verbally agreed to provide additional capital, up to $100,000, to the Company to fund it current operations until the Company can raise additional capital; however, there is no guarantee that our officers and directors will provide the loan to the Company.

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Financing Requirements

The following financing requirements are based on estimates made by our management team. The working capital requirements and the projected milestones are approximations and are subject to adjustments.

Phase 1: 0-4 Months: $100,000. The Company needs $100,000 to finalize the development of websites to market and sale its products, development of infomercials, acquisition of product and the development of additional products.

Phase 2: 5-8 Months: $400,000. The Company needs $400,000 to begin purchasing limited advertising space on television. These ad buys will be used to test markets and infomercials prior to national roll-outs

Phase 3: 9-12 Months: $2,500,000. The Company needs $2,500,000 for the acquisition of product and increase the ad buys purchased by the company.

Phase 4: 13-24 Months: $7,000,000. The Company needs $7,000,000 for the acquisition of product and to purchase ad space for a national roll out of its infomercials.

Phase 5: 25-36 Months: $10,000,000. The Company needs $10,000,000 for the development of additional infomercials and acquisition of ad spaces to market its products.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 13 under “Risk Factors” of the effect on our financial statements of such election.

Going Concern

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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SUMMARY OF THIS OFFERING

Issuer	1PM Industries, Inc.

Securities being offered	Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES –Common Stock.”

Per Share Price	$1.00

Total shares of Common Stock outstanding prior to the offering	100,092,395 shares

Shares of Common Stock being Registered:	10,000,000 shares

Total shares of Common Stock outstanding after the offering:	110,092,395 shares

Total shares of Series F Super Voting Preferred Stock outstanding before and after the offering:	4,000,000 shares

Total shares of Series F Super Voting Preferred Stock outstanding before and after the offering:	4,000,000 shares

Registration Costs:	We estimate the total cost relating to the registration herein to be approximately $4,162.

Use of Proceeds:	We will not receive any of the proceeds from the sale of the common stock by the selling stockholders under this prospectus. See “Use of Proceeds” beginning on page 15.

Risk Factors

There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our Common Stock, see the section entitled "Risk Factors."

Trading Market	The Company’s common stock is listed on the OTC Pink under the ticker “OPMZ” but that the display of quotes has been discontinued.

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RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this registration statement. The statements contained in or incorporated into this registration statement. that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

The Company's auditors have issued a going concern opinion that the Company's may not be able to continue without raising additional capital therefore needs to raise additional capital to continue its operations and to implement its growth plan.

Our auditors and management has concluded that there is substantial doubt about our ability to continue as a going concern. The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company needs to raise additional capital to continue its operations and to implement its plan of operations. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. Other than our verbal agreements with our Officers, Directors and majority shareholder for a possible $100,000 in capital, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern.

We do not anticipate having a predictable stream of revenue from operations, and the variability of our revenues may result in cash shortfalls, which would in turn have a material adverse effect on us.

We cannot predict with any certainty the future performance of any of our product lines. If we are unable to achieve sufficient revenues during our operating period, or if our operating expenses are significantly higher than we expect, we may experience cash shortfalls. If we experience a cash shortfall, we may be forced to cease operations. We have no commitments for future debt or equity financing and we cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Any equity financing could dilute ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters, which could materially and adversely affect our business, financial condition and results of operations. If we were unable to obtain financing as needed, we could cease to be a going concern.

The Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern. The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. The Company's officers, directors and majority shareholder has verbally agreed to lend the Company up to $100,000 for its operating expenses; however, there is no guarantee that we will receive the funds from our officers and directors since there is no legal commitment or obligation. There are no other current agreements or understandings with regard to the form, time or amount of any financing and there is no assurance that any financing can be obtained or that the Company can continue as a going concern.

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The Company has limited revenue and limited operating history which make it difficult to evaluate the Company which could restrict your ability to sell your shares.

The Company has only a limited operating history and limited revenues. The Company must be considered in the developmental stage. Prospective investors should be aware of the difficulties encountered by such enterprises, as the Company faces all the risks inherent in any new business, including the absence of any prior operating history, need for working capital and intense competition. The likelihood of success of the Company must be considered in light of such problems, expenses and delays frequently encountered in connection with the operation of a new business and the competitive environment in which the Company will be operating.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Initially, success of the Company is entirely dependent upon the management efforts and expertise of Mr. Wade and Billington. A loss of the services of any of these individuals could adversely affect the conduct of the Company's business. In such event, the Company would be required to obtain other personnel to manage and operate the Company, and there can be no assurance that the Company would be able to employ a suitable replacement for either of such individuals, or that a replacement could be hired on terms which are favorable to the Company. The Company currently maintains no key man insurance on the lives of any of its officers or directors.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the sole discretion of our Board of Directors after considering whether we have generated sufficient revenues, our financial condition, operating results, cash needs, growth plans and other factors. Accordingly, investors that are seeking cash dividends should not purchase our common stock.

We cannot guarantee that an active trading market will develop for our Common Stock which may restrict your ability to sell your shares.

Even though our common stock is currently quoted on the OTC Markets, there can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained. The Company’s common stock is listed on the OTC Markets under the ticker “OPMZ” but the display of quotes has been discontinued by OTC Markets. Currently there is only a limited, sporadic, and volatile market for our stock on the OTC. Therefore, purchasers of our Common Stock should have long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Our shares will be subject to the “penny stock” rules which might subject you to restrictions on marketability and you may not be able to sell your shares.

Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. The Company's securities are subject to the penny stock rules; therefore investors may find it more difficult to sell their securities.

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The OTC Markets has labeled our common stock with the warning sign "Caveat Emptor" (Buyer Beware) which could make our common stock less attractive to investors.

The OTC Markets has labeled our common stock with the warning sign "Caveat Emptor" (Buyer Beware). As a result of the "Caveat Emptor" (Buyer Beware), the display of Company’s stock quote has been discontinued by OTC Markets. As a result of the "Caveat Emptor" (Buyer Beware), shareholders may find it more difficult to sell their securities.

The management and current shareholders of the Company own 99% of the issued and outstanding Common Stock and have 99% of the total voting power thereby acting together they have the ability to choose management or impact operations.

Management and current shareholders own 99% of the outstanding Class Common Stock and have voting power of 99% of our issued and outstanding Common Stock. Consequently, management and current shareholders have the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

Election of the Board of Directors;

•	Removal of directors; and

•	Amendment to the our certificate of incorporation or bylaws;

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses. Our actual results may differ materially from those contemplated in our forward looking statements which may negatively impact our company.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events. The Company is excluded from the safe harbors in section 27A of the Securities Act and Section 21D of the Exchange Act so long as the Company is an issuer of penny stocks.

We may need additional financing which we may not be able to obtain on acceptable terms. If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability execute on our divisions business plans. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants). There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all. Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

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Future sales by our stockholders may adversely affect our stock price and our ability to raise funds.

Any future sales of this stock may adversely affect the market price of the Common Stock. Sales of our Common Stock in the public market could lower our market price for our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that management deems acceptable or at all.

We may, in the future, issue additional common stock, which would reduce then-existing investors’ percentage of ownership and may dilute our share value.

Our certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock. Accordingly, the board of directors will be empowered, without further stockholder approval, to issue additional shares of capital stock up to the authorized amount, which would dilute the current and future shareholders.

The market price of our Common Stock may fluctuate significantly which could cause a decline in value of your shares.

The market price of our Common Stock may fluctuate significantly in response to factors, some of which are beyond our control. The market price of our common stock could be subject to significant fluctuations and the market price could be subject to any of the following factors:

•	changes in earnings estimates and recommendations by financial analysts;
•	actual or anticipated variations in our quarterly and annual results of operations;
•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;
•	loss of significant clients or customers;
•	loss of significant strategic relationships; and
•	general market, political and economic conditions.

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of shares of our Common Stock, which could cause a decline in the value of our shares.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Colorado law. Under Colorado law a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorneys fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

The Company’s officers and directors can determine their salaries without approval from shareholders which may result in our shareholders losing their entire investment.

Since our officers and directors may determine their salary without approval from shareholders there is a risk that there will insufficient funds available from the net income. There is a risk that our shareholders will lose their entire investment if we are unable to raise the additional financing or generate sufficient income to pay any salary to our officer.

The Company lacks sufficient internal controls and implementing acceptable internal controls will be difficult with only 1 officer and director thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The Company lacks internal controls over its financials and it may be difficult to implement such controls with only 2 officers and directors. The lack of these internal controls make it difficult to ensure that information required to be disclosed in our reports is recorded, processed, summarized and reported as and when required.

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The reason we believe our disclosure controls and procedures are not effective is because:

•	there is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to the size of the company.

•	the staffing of accounting department is weak due to the lack of qualifications and training, and the lack of formal review process.

•

the control environment of the Company is weak due to the lack of an effective risk assessment process, the lack of internal audit function and insufficient documentation and communication of the accounting policies.

•	Failure in the operating effectiveness over controls related to recording revenue.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates. Refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies for further discussion of this exemption.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Summary

We believe it is important to communicate our expectations to investors. There may be events in the future, however, that we are unable to predict accurately or over which we have no control. The risk factors listed on the previous pages as well as any cautionary language in this registration statement, provides all known material risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward looking statements. The occurrence of the events our business described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operation, prospects, financial condition and stock price.

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Item 4: Use of Proceeds.

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. There is no assurance that we will raise the full $10,000,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company’s Plan of Operation.

GROSS PROCEEDS FROM THIS OFFERING	$2,500,000		$5,000,000		$7,500,000		$10,000,000
Less: OFFERING EXPENSES
SEC Filing Expenses	$1,162	0.05%	$1,162	0.02%	$1,162	0.02%	$1,162	0.01%
Misc. Expenses	$500	0.02%	$500	0.01%	$500	0.01%	$500	0.01%
Legal and Accounting	$2,500	0.10%	$2,500	0.05%	$2,500	0.03%	$2,500	0.03%
SUB-TOTAL	$4,162	0.17%	$4,162	0.08%	$4,162	0.06%	$4,162	0.04%

Less:
Product development and acquisition	$750,000	30.00%	$1,250,000	25.00%	$2,000,000	26.67%	$3,000,000	30.00%
Ad Space	$1,200,000	48.00%	$3,000,000	60.00%	$4,500,000	60.00%	$5,900,000	59.00%
Working capital	$545,838	21.83%	$745,838	14.92%	$995,838	13.28%	$1,095,838	10.96%
SUB-TOTAL	$2,495,838	99.83%	$4,995,838	99.92%	$7,495,838	99.94%	$9,995,838	99.96%

TOTAL	$2,500,000	100%	$5,000,000	100%	$7,500,000	100%	$10,000,000	100%

Item 5: Determination of Offering Price.

The offering price was determined arbitrarily by the Company and was not based upon the Company’s net worth, total asset value, or any other objective measure of value based on accounting measurements.

Item 6: Dilution.

We intend to sell 10,000,000 shares of our Common Stock. We were initially capitalized by the sale of our Common Stock. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 10,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	110,092,395	91.7%	$3,500	0.03%	$0.000032
Purchasers of Shares	10,000,000	8.3%	$10,000,000	99.97%	$1.00
Total	120,092,395	100%	$10,003,500	100%	$0.083

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	100% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold	10% of offered shares are sold

Offering Price	$1.00	$1.00	$1.00	$1.00
	per share	per share	per share	per share

Net tangible book value at February 28, 2015	$0.000032	$0.000032	$0.000032	$0.000032
	per share	per share	per share	per share

Net tangible book value after giving effect to the offering	$0.083	$0.043	$0.022	$0.009
	per share	per share	per share	per share

Increase in net tangible book value per share attributable to cash payments made by new investors	$0.083	$0.043	$0.022	$0.009
	per share	per share	per share	per share

Per Share Dilution to New Investors	$0.917	$0.957	$0.978	$0.991
	per share	per share	per share	per share

Percent Dilution to New Investors	92%	96%	98%	99%

Item 7: Selling Security Holders.

Not Applicable.

Item 8: Plan of Distribution.

We are offering for sale a maximum of 10,000,000 shares of our Common Stock in a self-underwritten offering directly to the public at a price of $1.00 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $1.00 per share. If all of the 10,000,000 shares offered are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

In connection with the Company’s selling efforts in the offering, the Company's officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. The Company's officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our officers and directors are not now, nor has he been within the past 12 months, a broker or dealer, and he has not been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; exempted from such registration or if a qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

This offering will start on the date of this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

We will not accept any money until this Registration Statement is declared effective by the SEC. Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a Subscription Agreement;

2. deliver payment to us for acceptance or rejection,

3. documents delivered to: 1PM Industries, Inc. 312 S. Beverly Drive #3401, Beverly Hills, California 90212:

*All checks for subscriptions must be made payable to "1PM Industries."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, if our management believes that accepting the subscription from the potential investor is not in the Company's best interests. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. The Company will accept or reject any subscriptions within ten days of receipt, and any funds received related to the rejected subscription agreement will be return promptly without interest or deduction.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Section 15(G) o f the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

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Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; and FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Item 9: Description of Securities to be Registered.

(a) Common and Preferred Stock.

The total number of shares of stock which the corporation shall have authority to issue is 210,000,000 shares, of which 200,000,000 shares of $.0001 par value shall be designated as Common Stock and 10,000,000 shares of $.0001 shall be designated as Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

On June 5 , 2014, the Company executed a reverse merger with Embarr Farms, Inc. On June 5 , 2014, the Company entered into an Agreement whereby the Company acquired 100% of Embarr Farms, Inc, from Wade Billington Partners (also referred to as WB Partners) in exchange for 50,662 shares of Common Stock and 3,373,700 shares of Series F Super Voting Preferred Stock of the Company. Immediately prior to the reverse merger, WB Partners was the sole shareholder of Embarr Farms and David Cutler was the majority shareholder of 1PM Industries. Additionally, 1PM Industries (f/k/a Torrent Energy) had 41,733 common shares outstanding and 1,626,300 shares of Series F Super Voting Preferred shares outstanding and David Cutler and Mari Christie were the officers and directors  of 1PM Industries.   As part of the merger between 1PM Industries and Embarr Farms, 50,662 shares of Common Stock and 3,373,700 shares of Series F Super Voting Preferred Stock of were issued as consideration to WB Partners for the shares that WB Partners owned in Embarr Farms.  As part of the reverse merger, WB Partners purchased majority control from David Cutler (who was the majority owner immediately prior to the reverse merger) and were issued 30,662 shares of common stock at the closing of the merger with the remaining 20,000 shares of common stock issued in February 2015.

The Series F Super Voting Preferred has voting rights equal to 100 votes per share and may be converted in common stock at any time at a rate equal to 100 common shares for each 1 share of Series F Super Voting Preferred. WB Partners purchased the 1,626,300 shares of Series F Super Voting Preferred Stock that were outstanding from David Cutler for $25,000. As part of this share purchase, Mr. Culter and Ms. Christie resigned and Mr. Wade become our CEO and Mr. Billington became our COO. The merger between the Company and Embarr Farms was finalized and closed contemporaneously with the share purchase. Embarr Farms was incorporated in the State of Nevada on April 8, 2014.Embarr Farms was the surviving Company and became a wholly owned subsidiary of the Company.The Company had no operations, assets or liabilities prior to the reverse merger. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented. In exchange for 100% ownership of Embarr Farms the Company issued 50,662 shares of Common Stock and 3,373,700 shares of Series F Super Voting Preferred Stock of the Company.Prior to the reverse merger, Embarr Farms, Inc. was owned by WB Partners.After the reverse merger, WB Partners owned 61% of the outstanding common stock (or 50,662,175 shares of Common Stock dividend by 92,394,722 shares of Common Stock outstanding and issued) and 100% of the Series F Super Voting Preferred Stock. This is calculated as follows:

Series F Super Voting Preferred Stock Outstanding:	5,000,000
Votes per shares & Common issued upon Conversion:	100
Total number of votes and Common Stock:	500,000,000
Common Stock outstanding:	92,395
Total votes and fully diluted common stock:	500,092,395
WB Partners voting power and fully diluted ownership:	99% (500,000,000 + 50,662 = 500,050,662 ÷ 500,092,395= 99%)

Embarr Farms was incorporated in the State of Nevada on April 8, 2014. Embarr Farms was the surviving Company and became a wholly owned subsidiary of the Company. The Company had no operations, assets or liabilities prior to the reverse merger.

On February 17, 2015, the Company reversed the outstanding common stock by a ratio of 1,000 to 1. On February 28, 2015, Company’s shareholders converted 1,000,000 shares of its Series F Preferred Stock into 100,000,000 shares of Common Stock. After the issuance, the Company has 100,092,395 Common shares outstanding and 4,000,000 shares of Series F Super Voting Preferred shares outstanding.

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For accounting purposes, this transaction is being accounted for as a reverse merger and has been treated as a recapitalization of the Company with Embarr Farms, Inc. is considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The Company did not recognize goodwill or any intangible assets in connection with the transaction. The 50,662 shares of Common Stock and 3,373,700 shares of Series F Super Voting Preferred Stock, respectively, issued to the shareholder of Embarr Farms, Inc., and its designees in conjunction with the share exchange transaction have been presented as outstanding for all periods. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented.

Common Stock

The Certificate of Incorporation, as amended, authorizes the Company to issue up to 200,000,000 shares of Common Stock ($0.0001 par value). As of the date hereof, there are 100,092,395 shares of our Common Stock issued and outstanding, which are held by approximately 3,500 shareholders of record. All outstanding shares of Common Stock are of the same class and have equal rights and attributes. Holders of our Common Stock are entitled to one vote per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore.

Series F Super Voting Preferred

The Series F Preferred Stock consist of 5,000,000 authorized and 4,000,000 are issued and outstanding as of the date of this filing. The Series A Preferred has the following terms and rights:

Dividend: No dividend rights

Ranks: Ranks superior to the Company’s Common Stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, including the payment of dividends.

Conversion Provisions. At the election of the holder, each Series F Preferred shall convert into one hundred (100) shares of common stock.

Voting Rights. Except as otherwise required by law, each Series F Preferred Share shall have voting rights and shall carry a voting weight equal to one hundred (100) Common Shares. Except as otherwise required by law or by these Articles, the holders of shares of Common Stock and Preferred Stock shall vote together.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 10: Interests of Name Experts and Counsel.

The financial statements for 1PM Industries, Inc. as of and for the period ended February 28, 2015 included in this prospectus have been audited MaloneBailey, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

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Item 11: Information with Respect to the Registrant.

Business Of The Registrant

1PM Industries is a Colorado corporation. The Company’s business focus is on direct marketing and infomercials of consumer related products. The Company will initially focus on two areas: (1) health and wellness products that will be branded and marketed under the brand “NewGenica” and (2) products that the company enters into exclusive on-line distributor agreements with other companies.

NewGenica Brand: In March 2015, the Company began selling health and wellness products under its “NewGenica” brand. These products are sold on the Company’s website www.newgenica.com. The Company currently is selling 4 products under this brand which are: AquaTrim, DreamTrim, Eat & Trim and D-Tox 15. The Company is currently working on the development of infomercials to market its NewGenica branded products. Additionally, the Company is working on expanding its NewGenica product line to include 15 products. The Company purchases the products from a VitaLabs, Inc. who private labels health and wellness products.

Distributor: The Company entered into an agreement with Nate’s Food Co. to be the exclusive online distributor of products under the brand Nate’s Homemade. The products are currently available under the Company’s website www.nateshomemadestore.com. The Company is currently working on the development of infomercials to market products sold on the www.nateshomemadestore.com website.

Competition

We compete with other companies for clients for both the NewGenica brand and our distributor division. Almost all companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on property or client acquisition, marketing their services to potential clients, and on development of their mineral rights. This competition could result in competitors having properties of greater quality and interest to prospective investors who may provide finance to the company.

Dependence on one or few major customers

The Company is not dependent on one or a few major customers.

Intellectual Property

In March 2015, the Company filed to trademark the following names: NewGenica (Serial No. 86550848), AquaTrim (Serial No. 86550840), DreamTrim (Serial No. 86550836), and Eat & Trim (Serial No. 86550843).

Government Regulation

FDA regulates both foods and finished dietary supplement products. Although food and dietary supplement manufacturers must register their facilities with FDA, they are not required to get FDA approval before producing or selling dietary supplements. The Company’s products being sold are manufactured at facilities that have been registered with the FDA.

Under the Dietary Supplement Health and Education Act of 1994 (DSHEA): Manufacturers and distributors of dietary supplements and dietary ingredients are prohibited from marketing products that are adulterated or misbranded. That means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of DSHEA and FDA regulations. Manufacturers and distributors must make sure that all claims and information on the product label and in other labeling are truthful and not misleading.

Under FDA regulations at 21 CFR part 111, all domestic and foreign companies that manufacture, package, label or hold dietary supplement, including those involved with testing, quality control, and dietary supplement distribution in the U.S., must comply with the Dietary Supplement Current Good Manufacturing Practices (CGMPs) for quality control. In addition, the manufacturer, packer, or distributor whose name appears on the label of a dietary supplement marketed in the United States is required to submit to FDA all serious adverse event reports associated with use of the dietary supplement in the United States. FDA regulates dietary supplement labels and other labeling, such as package inserts and accompanying literature. The Federal Trade Commission (FTC) regulates dietary supplement advertising.

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Employees

As of February 28, 2015, we have no employees other than our officers. We are not a party to any employment agreements.

Reports to Shareholders

The Company is currently not required to deliver an annual report to shareholders and is not required to file reports with the Securities and Exchange Commission.However, pursuant to Section 15 of the Securities Exchange Act of 1934, the Company will be required to file reports with the SEC upon effectiveness of the registration statement.

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549, on official business days during the hours of 10:00am and 3:00pm. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Description of Property

Our executive, administrative and operating offices are located at 312 S. Beverly Drive, Beverly Hills, California 90292. The Company uses this address for mailing purposes.

Involvement in Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Government Regulation

There are no governmental regulations related to our business.

Market Price and Dividends

Market Information

The Company’s common stock is listed on the OTC Pink under the ticker “OPMZ” but that the display of quotes has been discontinued due to the “Caveat Emptor” warning from OTC Markets. Currently there is only a limited, sporadic, and volatile market for our stock on the OTC.

The following table sets forth the high and low sales prices of our common stock as reported by the OTC for the periods indicated. These prices represent prices between inter-dealer prices, do not include retail markups, markdowns, or commissions, and do not necessarily reflect actual transactions.

Fiscal Year Ending 2015	Low	High
1st Quarter	$1.00	$4.40

Fiscal Year Ending 2014
1st Quarter	$1.50	$20.00
2nd Quarter	$4.10	$18.80
3rd Quarter	$2.30	$9.40
4th Quarter	$2.00	$17.00

Fiscal Year Ending 2013
1st Quarter	$0.10	$0.44
2nd Quarter	$0.42	$0.70
3rd Quarter	$0.70	$5.00
4th Quarter	$0.70	$5.00

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The prices above reflect the One Thousand to One (1,000:1) reverse stock split of issued and outstanding shares of its the Common Stock.

Holders

There are approximately 3,500 holders of the Company’s Common Stock. There is 1 holder of the Company’s Series F Super Voting Preferred.

Securities Authorized for Issuance Under Equity Compensation Plans.

The Company has not authorized a Stock Incentive Plan.

The Company has no outstanding options or warrants or any other convertible instruments.

Transfer Agent

The Company has retained Cleartrust, LLC to serve as its transfer agent.

Dividends

We have never declared or paid cash dividends. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future. Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by our directors.

Penny Stock Regulations and Restrictions on Marketability

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading, (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws, (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price, (d) contains a toll-free telephone number for inquiries on disciplinary actions, (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks, and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock, (b) the compensation of the broker-dealer and its salesperson in the transaction, (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock, and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling their shares of our common stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a development stage corporation with only limited early stage operations. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. We do not anticipate generating significant revenues until we are able to open our first restaurant. Accordingly, we must raise additional cash from sources other than operations.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in the early stages of developing operations. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

Revenue

The Company has not generated revenue from Inception (April 8, 2014) through February 28, 2015.

Operating Expenses

The Company had the following operating expenses:

Operating Expenses

The Company had the following operating expenses:

April 8, 2014 (inception) through February 28, 2015

General and Administrative	$29,639

29,639

For the period ending February 28, 2015, the Company had $29,639 in operating expenses. These expenses related to development of its products.

The Company’s overall monthly expenses are expected to be $5,000.

Net Loss

For the Period ending May 31, 2014, the Company had a net loss of $29,639. This was derived as follows:

Period from Inception (April 8, 2014) through February 28, 2015

Gross Profit	$-
Expenses	29,639
Net loss	(29,639)

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Dividends

The Company has not paid dividends on its common stock.

Liquidity and Capital Resources

As of February 28, 2015 the Company had $1,500 in cash for a total of $1,500 in assets. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. Any expansion may cause the Company to require additional capital until such expansion began generating revenue. It is anticipated that the raise of additional funds will principally be through the sales of our securities. As of the date of this report, additional funding has not been secured and no assurance may be given that we will be able to raise additional funds.

If the Company is not able to raise or secure the necessary funds required to maintain our operations and fully execute our business then the Company would be required to cease operations.

As of February 28, 2015, our total liabilities were $29,639.

The Company’s officers, directors and principal shareholders have verbally agreed to provide additional capital, up to $100,000, to the Company to fund it current operations until the Company can raise additional capital. AS of the date of this filing, the Company has borrowed approximately $12,000 from Joseph Wade.

In the opinion of management, available funds will not satisfy our growth requirements for the next twelve months. We believe our currently available capital resources will allows us to begin operations and maintain its operation over the course of the next 12 months; however, our other expansion plans would be put on hold until we could raise sufficient capital

Timing Needs For Funding

Phase 1: 0-4 Months:  $100,000.  The Company needs $100,000 to finalize the development of websites to market and sale its products, development of infomercials, acquisition of product and the development of additional products.

Phase 2: 5-8 Months:  $400,000.  The Company needs $400,000 to begin purchasing limited advertising space on television. These ad buys will be used to test markets and infomercials prior to national roll-outs

Phase 3: 9-12 Months:  $2,500,000.  The Company needs $2,500,000 for the acquisition of product and increase the ad buys purchased by the company.

Phase 4: 13-24 Months:  $7,000,000.  The Company needs $7,000,000 for the acquisition of product and to purchase ad space for a national roll out of its infomercials.

Phase 5: 25-36 Months:  $10,000,000.  The Company needs $10,000,000 for the development of additional infomercials and acquisition of ad spaces to market its products.

Dividend Policy

The Company has not paid dividends on its Common Stock in the past. The Company has no plans to issue dividends in the future.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Off-balance sheet arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the notes to our financial statements included in this prospectus. We have consistently applied these policies in all material respects. Below are some of the critical accounting policies:

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Revenue Recognition

It is the company’s policy that revenues and gains will be recognized in accordance with ASC Topic 605-10-25, “Revenue Recognition.” Under ASC Topic 605-10-25, revenue earning activities are recognized when the company has substantially accomplished all it must do to be entitled to the benefits represented by the revenue.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Basic and diluted net loss per share

The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using treasury stock method, and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. Common stock equivalents pertaining to the convertible debt, options, warrants and convertible preferred shares were not included in the computation of diluted net loss per common share because the effect would have been anti-dilutive due to the net loss for the years ended September 30, 2014.

Stock-based Compensation

Accounting Standards Codification (“ASC”) 718, “Accounting for Stock-Based Compensation" established financial accounting and reporting standards for stock-based compensation plans. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans and for share based payments to non-employees in accordance with ASC 718. Accordingly, employee share-based payment compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. Additionally, share-based awards to non-employees are expensed over the period in which the related services are rendered at their fair value. The Company accounts for share based payments to non-employees in accordance with ASC 505-50 “Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Emerging Growth Company Status

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act, commonly referred to as the JOBS Act. We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•

not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (we also will not be subject to the auditor attestation requirements of Section 404(b) as long as we are a “smaller reporting company,” which includes issuers that had a public float of less than $ 75 million as of the last business day of their most recently completed second fiscal quarter);

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. In other words, an “emerging growth company” can delay the adoption of such accounting standards until those standards would otherwise apply to private companies until the first to occur of the date the subject company (i) is no longer an “emerging growth company” or (ii) affirmatively and irrevocably opts out of the extended transition period provided in Securities Act Section 7(a) (2) (B). The Company has elected to take advantage of this extended transition period and, as a result, our financial statements may not be comparable to the financial statements of other public companies. Accordingly, until the date that we are no longer an “emerging growth company” or affirmatively and irrevocably opt out of the exemption provided by Securities Act Section 7(a) (2) (B), upon the issuance of a new or revised accounting standard that applies to your financial statements and has a different effective date for public and private companies, clarify that we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

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Change in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Quantitative and Qualitative Disclosures About Market Risk

Registrant is a smaller reporting company and is not required to provide this information

Sale of Unregistered Securities

Identification of Directors and Executive Officers.

Name	Age	Position
Joseph Wade	40	President/CEO
Matt Billington	29	COO

Joseph Wade, CEO/Director/President. Mr. Wade is our CEO, President and a member of the Board of Directors. Mr. Wade is our President and a member of the Board of Directors. Mr. Wade formed Embarr Farms, Inc. in April 2014 to begin developing products. Mr. Wade is responsible for oversight of the goals and policies of the Company and delegates responsibility for achieving those goals. Since February 2012, Mr. Wade has served as the CEO of Embarr Downs, Inc,. Embarr Downs is publically traded and its common stock trades under the ticker EMBR on the OTC Markets (Embarr Down no longer files reports with the Securities and Exchange Commission). Mr. Wade is responsible for oversight of the goals and policies of the Company and delegates responsibility for achieving those goals as well as its day to day operations.  Since September 2014, Mr. Wade has serves as the CEO of WB Partners. Mr. Wade is responsible for oversight of the goals and policies related to the acquisition of clients and client relations. From March 2014 – March 2015, Mr. Wade served as CEO of SouthCorp Capital and was responsible for oversight of the general direction of the Company. WB Partners is the majority shareholder of SouthCorp Capital. Mr. Wade devotes approximately 25 hours per week, or about 40% of his time, to Embarr Downs. In 2003 through 2004, Mr. Wade worked as the chief operating officer of a direct marketing company that run direct response advertising for products and was responsible for the sales and marketing activities of the company. From 2004 - 2012, Mr. Wade has worked as a consultant to various public companies.

Mr. Wade devotes approximately 25 hours per week, or about 40% of his time, to the Company.

Except as stated above, none of the Companies or entities Mr. Wade has previously worked for is a parent, subsidiary or other affiliate of the Company.

Matt Billington, Chief Operating Officer, Director. Mr. Billington is our Chief Operating Officer, Director. Mr. Billington is responsible for oversight of the day-to-day operations of the Company. Since March 2014, Mr. Billington has served as the COO of SouthCorp Capital and has served as its CEO since March 2015. Mr. Billington is responsible for the day to day operations of SouthCorp Capital and the management of its goals and policies. Southcorp Capital is also publicly traded and trades under the ticker STHC. WB Partners is the majority shareholder of SouthCorp Capital. Since September 2014, Mr. Billington has served as COO of WB Partners. From 2009 - 2012, Mr. Billington served as the principal officer of Grounded Investments LLC with the responsibilities of managing the day to day operations and its growth. Since 2008, Mr. Billington has been involved with real estate investments for the past 5 years in Indiana and surrounding areas. Mr. Billington is the principal officer of Grounded Investments LLC and Noble Investments LLC. Grounded Investments LLC and Noble Investments LLC are both real estate investment companies that are owned by Mr. Billington. Both companies are involved in the buying and selling of real estate in Indiana.

Mr. Billington devotes approximately 25 hours per week, or about 40% of his time, to the Company.

Except as stated above, none of the Companies or entities Mr. Billington has previously worked for is a parent, subsidiary or other affiliate of the Company.

The foregoing persons are promoters of 1PM Industries as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months.

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Our principal executive and principal financial officers have evaluated the effectiveness of our disclosure controls and procedures, as defined in Rules 13a – 15(e) and 15d – 15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are designed to ensure that information required to be disclosed in our reports under the Exchange Act, is recorded, processed, summarized and reported within the time periods required under the SEC’s rules and forms and that the information is gathered and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure.

Our principal executive officer and principal financial officer evaluated the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) as of the end of the period covered by this report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective as of the end of the period covered by this report.

The reason we believe our disclosure controls and procedures are not effective is because:

1.	No independent directors;
2.	No segregation of duties;
3.	No audit committee; and
4.	Ineffective controls over financial reporting.

As of February 28, 2015, the Company has not taken any remediation actions to address these weaknesses in our controls even though they were identified in 2015. The Company’s management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties.

This S-1 does not include an attestation report of the Company’s independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to Rule 308(b) of Regulation S-K.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

1.	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;
2.

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and

3.	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of our internal control over financial reporting as of September 30, 2014. Based on this assessment, management concluded that the Company did not maintain effective internal controls over financial reporting as a result of the identified material weakness in our internal control over financial reporting described below. In making this assessment, management used the framework set forth in the report entitled Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. The COSO framework summarizes each of the components of a company's internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring.

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Identified Material Weakness

A material weakness in our internal control over financial reporting is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected.

Management identified the following material weakness during its assessment of internal controls over financial reporting as of February 28, 2015:

Independent Directors: The Company intends to obtain at least 2 independent directors at its 2016 annual shareholder meeting. The cost associated to the addition in minimal and not deemed material.

No Segregation of Duties/ Ineffective controls over financial reporting: The Company intends to hire additional staff members, either as employees or consultants, when it’s in a financial position to afford the expense. These additional staff members will be responsible for making sure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required and will the staff members will have segregated responsibilities with regard to these responsibilities. The costs associated with the hiring the additional staff members will increase the Company's Sales, General and Administration (SG&A) Expense. It is anticipated the cost of the new staff members will be approximately $40,000 per year.

No audit committee: After the election of the independent directors at the 2016 annual shareholder meeting, the Company expects that an Audit Committee will be established. The cost associated to the addition an audit committee are minimal and not deemed material.

Resources: As of February 2015, we have no full-time employees with the requisite expertise in the key functional areas of finance and accounting. As a result, there is a lack of proper segregation of duties necessary to insure that all transactions are accounted for accurately and in a timely manner.

Written Policies & Procedures: We need to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions, and prepare, review and submit SEC filings in a timely manner.

Management’s Remediation Initiatives

As our resources allow, we will add financial personnel to our management team. We plan to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions. We will also create an audit committee made up of our independent directors.

As of February 28, 2015, the Company has not taken any remediation actions to address these weaknesses in our controls even though they were identified during the year ending 2014. The Company’s management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties.

Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Audit and Compensation Committees, Financial Expert

We do not have a standing audit or compensation committee or any committee performing a similar function, although we may form such committees in the future. Our entire Board of Directors handles the functions that would otherwise be handled by an audit or compensation committee.

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Since we do not currently have an audit committee, we have no audit committee financial expert.

Since we do not currently pay any compensation to our officers or directors, we do not have a compensation committee. If we decide to provide compensation for our officers and directors in the future, our Board of Directors may appoint a committee to exercise its judgment on the determination of salary and other compensation.

Code of Ethics

We have adopted a Code of Ethics which is designed to ensure that our directors and officers meet the highest standards of ethical conduct. The Code of Ethics requires that our directors and officers comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. A copy of the Company's code of ethics has been attached to this registration statement as Exhibit 14.

Executive Compensation

The Companies’ officers and director have received the annual salary listed below for the services rendered on behalf of the Company:

				Stock	All other
Name and Principal Position	Year	Salary	Bonus	Awards	Compensation	TOTAL
Joseph Wade	2015	$1.00	-	-	-	$1.00
Matt Billington	2015	$1.00	-	-	-	$1.00

Transactions with Related Persons

On June 5 , 2014, the Company executed a reverse merger with Embarr Farms, Inc. On June 5 , 2014, the Company entered into an Agreement whereby the Company acquired 100% of Embarr Farms, Inc, from Wade Billington Partners (also referred to as WB Partners) in exchange for 50,662 shares of Common Stock and 3,373,700 shares of Series F Super Voting Preferred Stock of the Company. Immediately prior to the reverse merger, WB Partners was the sole shareholder of Embarr Farms and David Cutler was the majority shareholder of 1PM Industries. Additionally, 1PM Industries (f/k/a Torrent Energy) had 41,733 common shares outstanding and 1,626,300 shares of Series F Super Voting Preferred shares outstanding and David Cutler and Mari Christie were the officers and directors of 1PM Industries.   As part of the merger between 1PM Industries and Embarr Farms, 50,662 shares of Common Stock and 3,373,700 shares of Series F Super Voting Preferred Stock of were issued as consideration to WB Partners for the shares that WB Partners owned in Embarr Farms.  As part of the reverse merger, WB Partners purchased majority control from David Cutler (who was the majority owner immediately prior to the reverse merger) and were issued 30,662 shares of common stock at the closing of the merger with the remaining 20,000 shares of common stock issued in February 2015.

The Series F Super Voting Preferred has voting rights equal to 100 votes per share and may be converted in common stock at any time at a rate equal to 100 common shares for each 1 share of Series F Super Voting Preferred. WB Partners purchased the 1,626,300 shares of Series F Super Voting Preferred Stock that were outstanding from David Cutler for $25,000. As part of this share purchase, Mr. Culter and Ms. Christie resigned and Mr. Wade become our CEO and Mr. Billington became our COO. The merger between the Company and Embarr Farms was finalized and closed contemporaneously with the share purchase. Embarr Farms was incorporated in the State of Nevada on April 8, 2014.Embarr Farms was the surviving Company and became a wholly owned subsidiary of the Company.The Company had no operations, assets or liabilities prior to the reverse merger. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented. In exchange for 100% ownership of Embarr Farms the Company issued 50,662 shares of Common Stock and 3,373,700 shares of Series F Super Voting Preferred Stock of the Company.Prior to the reverse merger, Embarr Farms, Inc. was owned by WB Partners.After the reverse merger, WB Partners owned 61% of the outstanding common stock (or 50,662,175 shares of Common Stock dividend by 92,394,722 shares of Common Stock outstanding and issued) and 100% of the Series F Super Voting Preferred Stock. This is calculated as follows:

Series F Super Voting Preferred Stock Outstanding:	5,000,000
Votes per shares & Common issued upon Conversion:	100
Total number of votes and Common Stock:	500,000,000
Common Stock outstanding:	92,395
Total votes and fully diluted common stock:	500,092,395
WB Partners voting power and fully diluted ownership:	99% (500,000,000 + 50,662 = 500,050,662 ÷ 500,092,395= 99%)

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On February 17, 2015, the Company reversed the outstanding common stock by a ratio of 1,000 to 1. All share references are adjusted retroactively.

On February 28, 2015, Company’s shareholders converted 1,000,000 shares of its Series F Preferred Stock into 100,000,000 shares of Common Stock. After the issuance, the Company has 100,092,395 Common shares outstanding and 4,000,000 shares of Series F Super Voting Preferred shares outstanding.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this filing, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of our common stock, except to the extent authority is shared by spouses under community property laws. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of the Company, 312 S. Beverly Drive, #3401, Beverly Hills, California 90212.

Name and Address	Common Stock Shares Beneficially	Percentage	Series F Preferred Stock Shares Beneficially	Percentage	Total Voting
	Owned	Class	Owned	Class	Power
Wade Billington Partners(1)	100,050,662	99%	4,000,000	100%	99%
Joseph Wade(1)	100,050,662	99%	4,000,000	100%	99%
Matt Billington(1)	100,050,662	99%	4,000,000	100%	99%

__________________

(1) The shares listed above are owned by WB Partners. Mr. Wade and Mr. Billington are the sole officers and directors of WB Partners. Mr. Wade is WB Partners CEO and Mr. Billington is WB Partners COO. Messrs. Wade and Billington do not own any shares personally.

Director Independence

The OTC Markets, where our shares of common stock are quoted under the symbol “OPMZ” does not have any director independence requirements. In determining whether our directors are independent, we refer to NASDAQ Stock Market Rule 4200(a)(15). Based on these widely-accepted criteria, we have determined that none of our directors are independent at this time.

No member of management is or will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, New York Stock Exchange (NYSE), American Stock Exchange (AMEX), and NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

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Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management. We are not aware of any pending or threatened legal proceedings involving 1PM Industries, Inc..

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, or

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority, barring, suspending or otherwise limiting for more than 60 days his or her involvement in any type of business, securities or banking activities; or

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to the alleged violation of any Federal or State securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, self regulatory organization (as defined by Section 3(a)(26) of the Exchange Act), any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Item 11A: Material Changes.

Not Applicable.

Item 12: Incorporation of Certain Information by Reference.

We are not incorporating certain information by reference.

32

Item 12A: Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by Colorado law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

33

1PM Industries, INC.

(formally known as Embarr Farms Inc.)

FINANCIAL STATEMENTS

34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’ of

1PM Industries, Inc. (formerly known as Embarr Farms, Inc.)

We have audited the accompanying consolidated balance sheet of 1PM Industries, Inc. and subsidiary (formerly known as Embarr Farms, Inc.) (the “Company”) as of February 28, 2015 and the related statements of expenses, changes in stockholders’ deficit, and cash flows for the period from April 8, 2014 (Inception) through February 28, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiary as of February 28, 2015 and the results of their operations and their cash flows for the period from April 8, 2014(inception) through February 28, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss since inception and has generated no revenues, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 6, 2015

F-1

1PM Industries, Inc. (formerly known as Embarr Farms, Inc.)

Consolidated Balance Sheet

February 28, 2015
ASSETS:
Current assets:
Cash	$1,500
Total assets	$1,500

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities:
Note payable – Related Party, net of discount $11,477	$13,523
Total liabilities	$13,523

Stockholders’ Deficit:
Series F Preferred Stock, Par Value $.0001, 5,000,000 shares authorized, 4,000,000 issued and outstanding	400
Common Stock, Par Value $.0001, 200,000,000 shares authorized, 100,092,395 issued and outstanding	10,009
Additional paid in capital	7,207
Accumulated deficit	(29,639)
Total stockholders’ deficit	(12,023)
Total liabilities and stockholders’ deficit	$1,500

The accompanying notes are an integral part of these consolidated financial statements

F-2

1PM Industries, Inc.

(formerly known as Embarr Farms, Inc.)

Consolidated Statement of Operations

From Inception on
April 8, 2014
February 28, 2015
Operating Expenses
SG	29,636
Total operating expenses	29,639
Net Loss	$(29,639)

Net loss per share, basic and diluted	$(0.39)
Weighted average number of shares outstanding, basic and diluted	76,662

The accompanying notes are an integral part of these consolidated financial statements

F-3

1PM Industries, Inc.

(formerly known as Embarr Farms, Inc.)

Consolidated Statement of Changes in Stockholders' Deficit

	Preferred Stock- Series F		Common Stock		Additional Paid In		Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Net Loss	Equity
Balances, April 8, 2014 (Inception)	-	$-	-	$-	-	-	-

Founders’ shares	3,373,700	337	50,662	5	3,158	-	3,500

Reverse merger adjustment	1,626,300	163	41,732	4	(167)	-	-

Conversion of Preferred into common shares	(1,000,000)	(100)	100,000,000	10,000	(9,900)	-	-

					14,116		14,116

Net loss						(29,639)	(29,639)

Balances February 28, 2015	4,000,000	400	100,092,395	10,009	7,207	(29,639)	(12,023)

The accompanying notes are an integral part of these consolidated financial statements

F-4

1PM Industries, Inc.

(formerly known as Embarr Farms, Inc.)

Consolidated Statements of Cash Flows

From Inception on April 8, 2014 through February 28, 2015

Cash flows from operating activities
Net loss	$(29,639)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	2,639
Changes in operating assets and liabilities:
Accounts payable	-

Net cash used in operating activities	(27,000)

Cash flows from financing activities
Proceeds from founders’ shares	3,500
Loan from related party	25,000
Net cash provided by financing activities	28,500

Net change in cash	1,500
Cash balance, beginning of period	-

Cash balance, end of period	$1,500

Supplementary information
Cash paid for:
Interest	$-
Income taxes	$-

Non cash financing transactions
Debt discount for imputed interest	$14,116
Common stock issued in reverse merger	$4
Preferred stock issued in reverse merger	$163
Preferred stock converted into common stock	$10,000

The accompanying notes are an integral part of these consolidated financial statements

F-5

1PM INDUSTRIES, INC.

(formerly Embarr Farms, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of 1PM Industries, Inc. (the “Company”) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

Our Company

Our business address is 312 S. Beverly Drive #3102, Beverly Hills, California 90292. 1PM Industries (“1PM”, “we”, “us”, “our”, the "Company" or the "Registrant") was originally incorporated in the State of Colorado on March 26, 1990 under the name of Southshore Corporation and changed our name to Torrent Energy Corp. on July 15, 2004 and changed our name to 1PM Industries on February 19, 2015. On June 5, 2014, the Company executed a merger with Embarr Farms, Inc. On June 5, 2014, the Company entered into an Agreement whereby the Company acquired 100% of Embarr Farms, Inc. Embarr Farms was the surviving Company and became a wholly owned subsidiary of the Company and changed the name of the Company to 1PM Industries. At the time of the merger, the Company had no operations, assets or liabilities. The Company selected February 28 as its fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on 1PM Industries financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Nate’s Food Co.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Share-Based Compensation

The Company applies Topic 718 “Share-Based Payments” (“Topic 718”) to share-based compensation, which requires the measurement of the cost of services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. Compensation cost is recognized when the event occurs. The Black-Scholes option-pricing model is used to estimate the fair value of options granted.

The Company accounts for equity-based transactions with non-employees under the provisions of ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Revenue Recognition

It is the company’s policy that revenues and gains will be recognized in accordance with ASC Topic 605-10-25, “Revenue Recognition.” Under ASC Topic 605-10-25, revenue earning activities are recognized upon the sale of its products. As of February 28, 2015, the Company has not generated any revenue.

F-6

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Basic Earning (Loss) Per Share

The Company computes net income (loss) per share in accordance with Accounting Standards Codification (“ASC”) 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As at February 28, 2015, there are no dilutive potential common shares.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary and have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). All intercompany accounts and transactions have been eliminated in consolidation.

Recently Issued Accounting Pronouncements

The Company has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to development stage.

Management believes no other recently issued accounting pronouncements will have no impact on the financial statements of the Company.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs, and it does not have sufficient cash flow to maintain its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company expects to develop its business and thereby increase its revenue. However, the Company would require sufficient capital to be invested into the Company to acquire the properties to begin generating sufficient revenue to cover the monthly expenses of the Company. Until the Company is able to generate revenue, the Company would be required to raise capital through the sale of its stock or through debt financing. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

F-7

To this date the Company has relied on loans from related parties, mainly from its officers and directors, to finance its operations and growth. The Company expects to continue to fund the Company through debt and securities sales and issuances until the Company generates enough revenues through the operations. These transactions will initially be through related parties, such as the Company’s officers and directors.

NOTE 3 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended February 2015 applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns for the Company remain open.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	35%
Effect on operating losses	(35%)
-

Changes in the net deferred tax assets consist of the following:

February 28, 2015
Net operating loss carry forward	$29,639

A reconciliation of income taxes computed at the statutory rate is as follows:

February 28, 2015
Tax at statutory rate (35%)	$10,374
Increase in valuation allowance	(10,374)
Net deferred tax asset	$-

The net federal operating loss carry forward will expire in 2027. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

F-8

NOTE 4 – RELATED PARTY TRANSACTIONS

On June 5 , 2014, the Company executed a reverse merger with Embarr Farms, Inc. On June 5 , 2014, the Company entered into an Agreement whereby the Company acquired 100% of Embarr Farms, Inc, from Wade Billington Partners (also referred to as WB Partners) in exchange for 50,662 shares of Common Stock and 3,373,700 shares of Series F Super Voting Preferred Stock of the Company. Immediately prior to the reverse merger, WB Partners was the sole shareholder of Embarr Farms and David Cutler was the majority shareholder of 1PM Industries. Additionally, 1PM Industries (f/k/a Torrent Energy) had 41,733 common shares outstanding and 1,626,300 shares of Series F Super Voting Preferred shares outstanding and David Cutler and Mari Christie were the officers and directors of 1PM Industries.   As part of the merger between 1PM Industries and Embarr Farms, 50,662 shares of Common Stock and 3,373,700 shares of Series F Super Voting Preferred Stock of were issued as consideration to WB Partners for the shares that WB Partners owned in Embarr Farms.  As part of the reverse merger, WB Partners purchased majority control from David Cutler (who was the majority owner immediately prior to the reverse merger) and were issued 30,662 shares of common stock at the closing of the merger with the remaining 20,000 shares of common stock issued in February 2015.

The Series F Super Voting Preferred has voting rights equal to 100 votes per share and may be converted in common stock at any time at a rate equal to 100 common shares for each 1 share of Series F Super Voting Preferred. WB Partners purchased the 1,626,300 shares of Series F Super Voting Preferred Stock that were outstanding from David Cutler for $25,000. As part of this share purchase, Mr. Culter and Ms. Christie resigned and Mr. Wade become our CEO and Mr. Billington became our COO. The merger between the Company and Embarr Farms was finalized and closed contemporaneously with the share purchase. Embarr Farms was incorporated in the State of Nevada on April 8, 2014.Embarr Farms was the surviving Company and became a wholly owned subsidiary of the Company.The Company had no operations, assets or liabilities prior to the reverse merger. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented. In exchange for 100% ownership of Embarr Farms the Company issued 50,662 shares of Common Stock and 3,373,700 shares of Series F Super Voting Preferred Stock of the Company.Prior to the reverse merger, Embarr Farms, Inc. was owned by WB Partners.After the reverse merger, WB Partners owned 61% of the outstanding common stock (or 50,662,175 shares of Common Stock dividend by 92,394,722 shares of Common Stock outstanding and issued) and 100% of the Series F Super Voting Preferred Stock. This is calculated as follows:

Series F Super Voting Preferred Stock Outstanding:	5,000,000
Votes per shares & Common issued upon Conversion:	100
Total number of votes and Common Stock:	500,000,000
Common Stock outstanding:	92,395
Total votes and fully diluted common stock:	500,092,395
WB Partners voting power and fully diluted ownership:	99% (500,000,000 + 50,662 = 500,050,662 ÷ 500,092,395= 99%)

On February 17, 2015, the Company reversed the outstanding common stock by a ratio of 1,000 to 1. All share references are adjusted retroactively.

On February 28, 2015, Company’s shareholders converted 1,000,000 shares of its Series F Preferred Stock into 100,000,000 shares of Common Stock. After the issuance, the Company has 100,092,395 Common shares outstanding and 4,000,000 shares of Series F Super Voting Preferred shares outstanding.

Preferred Stock Designation

The Company designated 5,000,000 shares of Series F Preferred Stock with a par value of $0.0001. The shares do not have dividends or liquidation preference. The shares have voting rights equal to 100 common shares per preferred share. The shares may convert into common shares at a rate equal to 100 common shares per preferred share. As of February 28, 2015, there are 4,000,000 shares issued and outstanding of the Series F. On February 28, 2015, the Company exchanged 1,000,000 shares of its Series F Preferred Stock held by WB Partners for 100,000,000 shares of its Common Stock.

Related party note payable

In conjunction with the process of product development, the Company borrowed $25,000 on June 1, 2014 from its officer for partial reimburse for payment of expenses which were made on behalf of the Company of $27,000. The note is a non-interest bearing promissory note that is payable on December 31, 2018. The Company used 20% to impute interest on the non-interest bearing note and recorded a discount of $14,116. The discount is being amortized over the term of the note. The total debt discount at February 28, 2015 is $11,477.

NOTE 6 – SUBSEQUENT EVENTS

Management has reviewed material subsequent events from March 1, 2015 through the date of issuance of financial statements in accordance with FASB ASC 855 “Subsequent Events” and concluded that there are none.

F-9

PART II

INFORMATION NOT REQURIED PURSUANT TO THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

We are bearing all expenses in connection with this registration statement other than sales commissions. Estimated expenses payable by us in connection with the registration and distribution of the Common Stock registered hereby are as follows.

SEC Filing Expenses	$1,162
Printing	$-
Legal and Accounting	$2,500
Misc. Expenses	$500
SUB-TOTAL	$4,162

Item 14. Indemnification of Directors and Officers

1PM Industries Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Colorado law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Item 15. Unregistered Sales of Equity Securities and Use of Proceeds

On June 5, 2014, the Company entered into an Agreement whereby the Company acquired 100% of Embarr Farms, Inc, in exchange for 50,662 shares of Common Stock and 3,373,700 shares of Series F Super Voting Preferred Stock of the Company.

On February 28, 2015, Company’s shareholders converted 1,000,000 shares of its Series F Preferred Stock into 100,000,000 shares of Common Stock. After the issuance, the Company has 100,092,395 Common shares outstanding and 4,000,000 shares of Series F Super Voting Preferred shares outstanding.

The above shares, referenced in each of the above transactions, were issued in reliance of the exemption from registration requirements of the 33 Act provided by Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities based on the following:

•

the investors represented to us that they were acquiring the securities for their own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

•

we provided each investor with written disclosure prior to sale that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33Act or unless an exemption from registration is available;

•

the investors agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

•	each investor had knowledge and experience in financial and other business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us;

•

each investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

•	each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;

•	we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;

•	we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

•

we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

•	we placed stop transfer instructions in our stock transfer records;

•	no underwriter was involved in the offering; and

•

we made independent determinations that such persons were sophisticated or accredited investors and that they were capable of analyzing the merits and risks of their investment in us, that they understood the speculative nature of their investment in us and that they could lose their entire investment in us.

35

ITEM 16: EXHIBITS SCHEDULE

The following exhibits are filed with this prospectus:

Exhibit	Description

3.1	Restated Articles of Incorporation *

3.2	By-Laws *

4.1	Subscription Agreement *

5.1	Legal Opinion *

10.1	Verbal Agreement with Officers, Directors and Principal Shareholders *

14.1	Code of Ethics *

23.1	Consent of MaloneBailey, LLP

* Previously filed

ITEM 17: UNDERTAKING

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events which, individually or, together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills in the State of California, on  June 9, 2015.

1PM Industries, Inc.

By:	/s/ Joseph Wade
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Wade	Principal Executive Officer, Principal Accounting Officer,	June 9, 2015
Joseph Wade	Principal Financial Officer, Director

/s/ Matt Billington	Director	June 9, 2015
Matt Billington

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